REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of June 3, 2013, by Converted Organics, Inc., a Delaware corporation (the “Company”), and each of the investors signatory hereto (each an “Investor” and collectively the “Investors”).

WHEREAS, pursuant to the Agreement and Plan of Merger, made and entered into on June 3, 2013 (the “Merger Agreement”), by and among the Company, COIN Merger Sub, a Delaware corporation and a wholly-owned subsidiary of the Company, and Finjan, Inc., a Delaware corporation (“Finjan”), as of the Effective Time (as defined in the Merger Agreement), each share of common stock, par value $0.01 per share, of Finjan held by Investors who owned Finjan common stock immediately prior to the Effective Time (“Finjan Investors”) shall be converted into the right to receive shares of Common Stock (as hereinafter defined), upon the terms and subject to the conditions contained in the Merger Agreement;

WHEREAS, pursuant to the Exchange Agreement (as defined in the Merger Agreement), immediately following the Effective Time, each of Hudson Bay Master Fund Ltd. and Iroquois Master Fund Ltd. will exchange its Investor Securities for Exchange Shares (each as defined in the Exchange Agreement) (the “Exchange”);

WHEREAS, pursuant to the Merger Agreement, immediately following the Merger, the Company shall change its name to Finjan Holdings, Inc., through a short-form merger pursuant to Section 253 of the General Corporation Law of the State of Delaware; and

WHEREAS, pursuant to the Merger Agreement, the Company agreed to grant certain registration rights with respect to the shares of Common Stock issued to the Investors in connection with the Merger and the Exchange, and the Company desires to grant such registration rights upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           REGISTRATION RIGHTS.

1.1           Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Merger Agreement shall have the meanings given such terms in the Merger Agreement.  For purposes of this Agreement:

(a)           Common Stock.  The term “Common Stock” means the Company’s common stock, $0.0001 par value per share.

(b)           Exchange Act.  The term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

(c)           Holder.  The term “Holder” means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights set forth herein have been duly assigned in accordance with this Agreement.

(d)           Registrable Securities.  The term “Registrable Securities” means (i) an aggregate of 245,604,624 shares of Common Stock issued by the Company to certain of the Investors in the Merger (ii) an aggregate of 21,473,628 shares of Common Stock issued by the Company to certain of the Investors pursuant to the Exchange Agreement and (iii) any shares of Common Stock of the Company issued or issuable  in respect of the shares described in clauses (i) and (ii) as a dividend or other distribution with respect thereto, in exchange for or in replacement of such shares, or as a result of a stock split, recapitalization, merger or other reorganization.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when:  (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (b) such securities shall have been transferred pursuant to Rule 144 of the Securities Act, and such securities may thereafter be re-sold without registration under the Securities Act; (c) such securities are eligible to be sold without registration under the Securities Act pursuant to and in accordance with Rule 144(b)(1) under the Securities Act without volume restrictions; or (d) such securities shall have ceased to be outstanding.

(e)           Registration.  The terms “register,” “registration” and “registered” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(f)           SEC.  The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(g)           Securities Act.  The term “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

1.2           Registrations on behalf of Holders.

(a)           Registration.  As soon as reasonably practicable after the date of this Agreement but in any event no later than the 45th calendar day following the Closing Date (the “Filing Deadline”), the Company shall prepare and file a registration statement on Form S-1 (or on such other form as the Company shall then be eligible to use) providing for the resale of the Registrable Securities by the Holders pursuant to Rule 415 of the Securities Act (as amended or supplemented, the “Registration Statement”).  The Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as reasonably practicable following the date of such filing.   The Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available (including, without limitation, an underwritten offering, a direct sale to purchasers, a sale through brokers or agents, or a sale over the Internet) by the Holders of any and all Registrable Securities.

(b)           One-Time Deferral  Notwithstanding the foregoing, if the Company shall furnish to the selling Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be detrimental to the Company and its shareholders to file the Registration Statement because such filing would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the one-time right to defer such filing for a period of not more than forty-five (45) days after the date of delivery of such certificate; provided, however, the Company shall not register any securities for its own account or that of any other shareholder during such forty-five (45) day period other than in connection with a significant acquisition, corporate reorganization, or other similar transaction involving the Company.

(c)           Expenses.  All expenses incurred in connection with a registration pursuant to this Section 1.2, including without limitation all registration, qualification, printers’, accounting and Company counsel fees shall be borne by the Company.  Each Holder participating in a registration pursuant to this Section 1.2 shall bear such Holder’s proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it is declared effective) of all discounts, commissions or other amounts payable to underwriters or brokers, if any, in connection with such offering.

1.3           Rule 415; Cutback  Subject to the last sentence of this Section 1.3, if at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Investor to be named as an “underwriter”, the Company shall use its commercially reasonable efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter”.  In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 1.3, the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”).  Any cut-back imposed on the Investors pursuant to this Section 1.3 shall be allocated among the Investors on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Investors otherwise agree.  The Company shall use its commercially reasonable efforts to effect the registration of the Cut Back Shares as soon as practicable after the Company is able to effect such registration in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares).  From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Agreement shall again be applicable to such Cut Back Shares; provided, however, that the Filing Deadline for the Registration Statement including such Cut Back Shares shall be ten (10) business days after such Restriction Termination Date.  To the extent the SEC does not permit some or all of the Registrable Securities not previously registered on a registration statement hereunder to be registered on a resale registration statement, the Company shall file additional registration statements successively trying to register on each such additional registration statement the maximum number of remaining Registrable Securities until all Registrable Securities have been registered for resale with the SEC.  Notwithstanding any contrary provision contained in this Agreement, in the event the SEC directly or indirectly indicates to the Company that a particular Investor or Investors (but not all of the Investors) should be identified as an “underwriter” in a Registration Statement or indicates, directly or indirectly (including, without limitation, through statements that could reasonably be concluded to relate to a particular Investor or Investors (but not all of the Investors)), that the exclusion of any such Investor or Investors as a selling stockholder under a Registration Statement would mitigate the need to remove some or all of the Registrable Securities held by other Holders from a Registration Statement or the applicability of SEC restrictions, then the Company shall have the right, exercisable in its sole discretion, to exclude the Registrable Securities held by such Investors from the Registration Statement to such extent and such excluded Registrable Securities shall thereafter cease to be Registrable Securities, provided, however, for the avoidance of doubt, the Company shall use its commercially reasonable efforts (including responding to one round of SEC comment on the issue) to advance any such Investor’s view that such Investor should not be identified as an “underwriter”.

1.4           Obligations of the Company.  When required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a)           Use its commercially reasonable efforts to prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective as soon as reasonably practicable, and to remain continuously effective until the earlier of (i) such time as all of such Registrable Securities have been publicly sold by the Holders or (ii) such time as no Registrable Securities are outstanding, whichever occurs earlier (the “Effectiveness Period”).

(b)           Prepare and file with the SEC (and promptly respond to any comments from the SEC in respect of) such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities registered thereunder shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.  In the case of amendments and supplements to a registration statement which are required to be filed pursuant to this Agreement by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such registration statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such registration statement.

(c)           Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration statement.

(d)           Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions. The Company shall promptly notify each selling Holder of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(e)           Notify each selling Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly prepare a supplement or amendment to such registration statement to correct such untrue statement or omission, and deliver such number of copies of any supplement or amendment to each selling Holder as such Holder may reasonably request.

(f)           Use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement prepared hereunder, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, (ii) if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(g)           Use its commercially reasonable efforts either to cause all the Registrable Securities covered by a registration statement prepared hereunder to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 1.4(g).

(h)           Cooperate with the Holders who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a registration statement filed hereunder and enable such certificates to be in such denominations or amounts, as the case may be, as such Holders may reasonably request and registered in such names as such Holders may request.

(i)           If requested by a selling Holder, use its commercially reasonable efforts to (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as a selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any registration statement if reasonably requested by a selling Holder holding any Registrable Securities.

(j)           Notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(k)           After such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

(l)           Neither the Company nor any subsidiary or affiliate thereof shall identify any Investor as an underwriter in any public disclosure or filing with the SEC or any trading market where any securities of the Company are listed or traded without such Investor’s consent.

(m)           Notwithstanding any other provision of this Agreement, from and after the time a registration statement filed under this Section 1 covering Registrable Securities is declared effective, the Company shall have the right to suspend the registration statement and the related prospectus for a period of time in order to prevent premature disclosure of any material non-public information related to corporate developments by delivering notice of such suspension to the Holders, provided, however, that the Company may exercise the right to such suspension for a period not to exceed ninety (90) days.  From and after the date of a notice of suspension under this Section 1.4(m), each selling Holder agrees not to use the registration statement or the related prospectus for resale of any Registrable Security until the earlier of (1) notice from the Company that such suspension has been lifted or (2) the 91st day following the giving of the notice of suspension.

1.5           Obligations of Holders.

(a)           Each Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such reasonable documents in connection with such registration as the Company may reasonably request.  Each Holder shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Holder elects to have any of the Registrable Securities included in the Registration Statement.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.2 or Subsections 1.4(a), (b), (d), (g) or (i) that the selling Holders shall furnish to the Company the information required to be furnished pursuant to this Section 1.5(a).

(b)           Each Holder agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)           Each Holder agrees that, upon receipt of any notice from the Company of either (i) the commencement of a suspension of the registration statement pursuant to Section 1.4(m) or (ii) the happening of an event described in Section 1.4(e), such Holder will immediately discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities, until the Holder is advised by the Company that such dispositions may again be made.

1.6           Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.7           Indemnification.  In the event any Registrable Securities are included in a registration statement under Section 1.2:

(a)           By the Company.  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors, members, employees and agents of each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, the “Violations” and, individually, a “Violation”):

(i)           any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or

(ii)           the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)           any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement.

The Company will promptly reimburse each such person to be indemnified pursuant to this Section 1.7(a) for any legal or other expenses reasonably incurred by them, after a request for reimbursement has been received by the Company, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished for use in connection with such registration under this Agreement by such Holder, partner, officer, director, member, employee, agent or controlling person of such Holder.

(b)           By Selling Holders.  To the extent permitted by law, each selling Holder will be required severally and not jointly to indemnify and hold harmless the Company, each of its directors, employees, agents, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration under this Agreement or, in the case of a Violation described in clause (a)(iii) of this Section 1.7, the Violation relates to a violation or alleged violation by such Holder.  Each such Holder will promptly reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director, controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action after a request for reimbursement has been received by the indemnifying Holder; provided, however, that the indemnity agreement contained in this Section 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the selling Holder (which consent shall not be unreasonably withheld); and provided further, that the total amounts payable in indemnity by a selling Holder under this Section 1.7(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c)           Notice.  Promptly after receipt by an indemnified party under this Section  1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section  1.7, deliver to the indemnifying party a written notice of the commencement thereof.  The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

(d)           Defect Eliminated in Final Prospectus.  The foregoing indemnity agreements of the Company and selling Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party or filed with the SEC prior to the sale of Registrable Securities to the person asserting the loss, liability, claim or damage and such Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(e)           Contribution.  If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by such indemnified party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party pursuant to a registration under this Agreement, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  In any such case, (A) no such Holder will be required to contribute any amount in excess of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f)           Survival.  The obligations of the Company and selling Holders under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

1.8           Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a)           Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b)           Use reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)           So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

1.9           Additional Shares.  The Company, at its option, may register, under any registration statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued shares of Common Stock of the Company or any shares of Common Stock or other securities of the Company owned by any other securityholder(s) of the Company, subject to Section 1.3.

2.           ASSIGNMENT AND AMENDMENT.

2.1           Assignment.  The registration rights of a Holder under Section 1 hereof may be assigned to an assignee or transferee of such Holder’s Registrable Securities; provided, however that no party may assign any of its rights hereunder, and any purported transfer of such rights shall be void, unless (i) the assignment of Registrable Securities to which the assignment of rights hereunder relates was effected in accordance with applicable law and the Lock-Up Agreement entered into by and between the Company and such Holder (the "Lock-Up Agreement") and the further disposition of such Registrable Securities by the assignee is restricted under the Securities Act, (ii) the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned and (iii) the assignee executes and delivers to the Company joinder agreements in forms reasonably satisfactory to the Company pursuant to which the assignee agrees to be bound by the terms of this Agreement as an Investor and the Lock-Up Agreement (to the extent applicable pursuant to and in accordance with the terms and provisions of the Lock-Up Agreement) as a Stockholder; and provided further that any such assignee shall receive such assigned rights subject to all the terms, restrictions and conditions of this Agreement, including without limitation the provisions of this Section 2.

2.2           Amendment and Waiver of Rights.  Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders (and/or any of their permitted successors and assignors) holding a majority of all of the Registrable Securities, provided that the consent of the Holders shall not be required after such time as the Holders shall not hold any Registrable Securities.  Any amendment or waiver effected in accordance with this Section 2.2 shall be binding upon each Holder, each permitted successor or assignee of such Holder and the Company.

3.           GENERAL PROVISIONS.

3.1           Notices.  Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following:  (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile or electronic mail address, addressed to the other party at its facsimile number or electronic mail address specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by printed confirmation sheet verifying successful transmission of the facsimile or electronic mail; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

All notices not delivered personally or by facsimile or electronic mail will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number or electronic mail address as follows, or at such other address or facsimile number or electronic mail address as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(a)           if to a Holder, at such Holder’s address as set forth on the Holder's signature page hereto or such other address provided by the Holder to the Company, or, if the Holder does not provide its address to the Company on the signature page hereto or otherwise, at such Holder’s address as set forth in the books and records of the Company.

(b)           if to the Company, marked “Attention:  Shimon Steinmetz”, at Finjan Holdings, Inc. (f/k/a Converted Organics, Inc.), 261 Madison Avenue, New York, NY 10016, E-mail: shimon@finjan.com, Facsimile: (917) 591-4351.

3.2           Entire Agreement.  This Agreement and the documents referred to herein, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

3.3           Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware , without giving effect to that body of laws pertaining to conflict of laws.  Each of the parties hereto hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the registration of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address as set forth above or such other address as the undersigned shall furnish in writing to the other.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

3.4           Severability.  If any provision of this Agreement is is prohibited by law or otherwise determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity, illegality or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity, illegality or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.   The parties will endeavor in good faith negotiations to replace the prohibited, invalid, illegal or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

3.5           Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns and other than as set forth in Section 1.7, any rights or remedies under or by reason of this Agreement.

3.6           Successors And Assigns.  Subject to the provisions of Section 2.1, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

3.7           Titles and Headings.  The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.

3.8           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

3.9           Further Assurances.  The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

3.10           Independent Nature of Holders’ Obligations and Rights.  The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder.  Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

CONVERTED ORGANICS, INC.

By:
Name
Title

[SIGNATURE PAGE OF INVESTORS FOLLOWS]

REGISTRATION RIGHTS AGREEMENT

Name of Investor:

By:
Name
Title

Address of Investor:

[SIGNATURE PAGE OF INVESTORS]

REGISTRATION RIGHTS AGREEMENT